Exhibit (h)(x)

FOURTH AMENDMENT TO FUND

PFO/TREASURER AGREEMENT

This fourth amendment (“Amendment”) to the Fund PFO/Treasurer Agreement (the “Agreement”) dated as of January 8, 2021 (the “Agreement”), by and between Perpetual Americas Funds Trust (the “Trust”) on behalf of each of its series (“Series”) and Foreside Fund Officer Services, LLC (“Foreside”) is entered into as of February 1, 2024 (the “Effective Date”).

WHEREAS, the JOHCM Funds Trust was renamed Perpetual Americas Funds Trust on February 1, 2024 and the Trust, on behalf of its Series, and Foreside (the “Parties”) wish to amend and restate the Agreement to reflect the new name of the Trust; and

WHEREAS, Section 12(i) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	All references in the Agreement to JOHCM Funds Trust are hereby replaced with Perpetual Americas Funds Trust.

3.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by the Appendix A attached hereto.

4.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

PERPETUAL AMERICAS FUNDS TRUST		FORESIDE FUND OFFICER SERVICES, LLC

By:	/s/ Jonathan Weitz	By:	/s/ Kelly Whetstone
Name:	Jonathan Weitz	Name:	Kelly Whetstone
Title:	President	Title:	Secretary

[Signature Page to Fourth Amendment to PFO/Treasurer Agreement]

Appendix A

Dated as of February 1, 2024

Series of Perpetual Americas Funds Trust subject to this Agreement

JOHCM Emerging Markets Discovery Fund

JOHCM Emerging Markets Opportunities Fund

JOHCM Global Select Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

Regnan Global Equity Impact Solutions

Regnan Sustainable Water and Waste Fund

Trillium ESG Global Equity Fund

Trillium ESG Small/Mid Cap Fund

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund

AGREED AND ACKNOWLEDGED:

PERPETUAL AMERICAS FUNDS TRUST, on behalf of itself and each of its series as set forth on this Exhibit A

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	President

FORESIDE FUND OFFICER SERVICES, LLC

By:	/s/ Kelly Whetstone
Name:	Kelly Whetstone
Title:	Secretary

[Signature Page to Fourth Amendment to PFO/Treasurer Agreement – Appendix A]